EXHIBIT 23.1

The Board of Directors
Nastech Pharmaceutical Company Inc.:

We consent to the use of our report dated February 28, 2000 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                        KPMG LLP

Melville, New York
September 1, 2000